EXHIBIT 3.1



                          CERTIFICATE OF AMENDMENT
                                     TO
                    RESTATED CERTIFICATE OF INCORPORATION
                                     OF
                       INTERSTATE BAKERIES CORPORATION

                       -------------------------------

     Pursuant to Section 242 of the Delaware General Corporation Law

                       -------------------------------

INTERSTATE BAKERIES CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

FIRST: That Section 4.01 of Article Fourth of the Restated Certificate of Incorporation of the Corporation is hereby amended by striking out Section
4.01 in its entirety and substituting in lieu thereof the following:

     Section 4.01.  Authorized Capital.
     ----------------------------------
     The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 41,000,000 shares, consisting of 40,000,000 shares of Common Stock of $.01 par value ("Common Stock") and 1,000,000 shares of Preferred Stock of $.01 par value ("Preferred Stock").

SECOND: That amendment to the Restated Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Charles A. Sullivan, its President, and Ray Sandy Sutton, its Secretary, this 28th day of September, 1993.


                                By:/s/ Charles A. Sullivan
                                   -----------------------
                                   Charles A. Sullivan
                                   President

Attest: /s/ Ray Sandy Sutton
        --------------------
        Ray Sandy Sutton
        Secretary

                               RESTATED
                     CERTIFICATE OF INCORPORATION
                                  OF
                    INTERSTATE BAKERIES CORPORATION



INTERSTATE BAKERIES CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

1. The name of the Corporation is Interstate Bakeries Corporation and the name under which the Corporation was originally incorporated is IBC Holdings Corp.

The date of filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was September 9, 1987, which certificate was amended on January 27, 1988, December 12, 1988, October 4, 1989 and June 17, 1991.

2. This Restated Certificate of Incorporation was duly adopted by the Directors and the Stockholders of the Corporation in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware and amends and replaces in its entirety the Certificate of Incorporation of this Corporation as heretofore amended or supplemented.

3. The text of the Certificate of Incorporation of Interstate Bakeries Corporation as amended and restated by this Restated Certificate of Incorporation to read in full as follows:

FIRST:   NAME.
         ----
The name of the Corporation is Interstate Bakeries Corporation.

SECOND:  REGISTERED OFFICE; AGENT.
         ------------------------
The Registered Office of the Corporation in the State of Delaware is located at 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its Registered Agent at such address is The Corporation Trust Company.

THIRD:   PURPOSE.
         -------
The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as presently in effect or as it may hereafter be amended.

FOURTH:  CAPITALIZATION.
         --------------

Section 4.01.  Authorized Capital.
               ------------------
The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 26,000,000 shares, consisting of 25,000,000 shares of common stock of $.01 par value ("Common Stock") and 1,000,000 shares of preferred stock of $.01 par value ("Preferred Stock").

Section 4.02.  Preferred Stock.
               ---------------
1. Shares of Preferred Stock may be issued from time to time in one or more classes or series as may from time to time be determined by the Board of Directors, each of said class or series to be distinctively designated. All shares of any one class or series of Preferred Stock shall be alike in every particular, except that there may be different dates from which dividends, if any, thereon shall be cumulative, if made cumulative. The voting powers and the preferences and relative, participating, optional and other

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special rights
of each such class or series, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other class or series at any time outstanding; and the Board of Directors of the Corporation is hereby expressly granted authority to fix by resolution or resolutions adopted prior to the issuance of any shares of a particular class or series of Preferred Stock, the voting powers and the designations, preferences and relative, optional and other special rights, and the qualifications, limitations and restrictions of such class or series, including, but without limiting the generality of the foregoing, the following:

   (a) The distinctive designation of, and the number of shares of Preferred Stock which shall constitute such class or series, which number may be increased (except where otherwise provided by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors;

   (b) The rate and times at which, and the terms and conditions on which, dividends, if any, on Preferred Stock of such class or series shall be paid, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other class or classes, or series of the same or other classes of stock and whether such dividends shall be cumulative or noncumulative;

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   (c)  The right, if any, of the holders of Preferred Stock of such class or series to convert the same into, or exchange the same for, shares of any other class or classes or of any series of the same or any other class or classes of stock of the Corporation and the terms and conditions of such conversion or exchange;

   (d) Whether or not Preferred Stock of such class or series shall be subject to redemption, and the redemption price or prices and the time or times at which, and the terms and conditions on which, Preferred Stock of such class or series may be redeemed;

   (e) The rights, if any, of the holders of Preferred Stock of such class or series upon the voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding-up of the Corporation;

   (f) The terms of the sinking fund or redemption or purchase account, if any, to be provided for the Preferred Stock of such class or series; and

   (g) The voting powers, if any, of the holders of such class or series of Preferred Stock which may, without limiting the generality of the foregoing, include the right, voting as a class or series or by itself or together with other series of Preferred Stock or all series of Preferred Stock as a class, to elect one or more Directors of the Corporation if there shall have been a default in the payment of dividends on any one or more class or series of Preferred Stock or under such other circumstances and on such conditions as the Board of Directors may determine.

2. The relative powers, preferences and rights of each class or series of Preferred Stock in relation to the powers, preferences and rights of each other class or series of Preferred Stock shall, in each case, be as fixed from time to time by the Board of Directors in the resolution or resolutions adopted pursuant to authority granted in subparagraph 1 of this Section 4.02 and the consent, by class or series vote or otherwise, of the holders of such of the class or series of Preferred Stock as are from time to time outstanding shall not be required for the issuance by the Board of Directors of any other class or series of Preferred Stock whether or not the powers, preferences and rights of such other class or series shall be fixed by the Board of Directors as senior to, or on a parity with, the powers, preferences and rights of such outstanding class or series, or any of them; unless in the resolution or resolutions as to the outstanding class or series of Preferred Stock adopted pursuant to subparagraph 1 of this Section 4.02 the Board of Directors provided that the consent of the holders of a majority (or such greater proportion as shall be therein fixed) of the outstanding shares of such class or series voting thereon would be required for the issuance of any or all other classes or series of Preferred Stock.

3. Subject to the provisions of subparagraph 2 of this Section 4.02, shares of any class or series of Preferred Stock may be issued from time to time as the Board of Directors of the Corporation shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

Section 4.03  Common Stock.
              ------------
1. Shares of Common Stock may be issued from time to time as the Board of Directors of the Corporation shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

2. After the requirements with respect to preferential dividends on the Preferred Stock (fixed in accordance with the provisions of Section 4.02 of this Article FOURTH), if any, shall have been met and after the Corporation shall have complied with all the requirements, if any, with respect to the setting aside of sums as sinking funds or redemption or purchase accounts in respect of the Preferred Stock (fixed in accordance with the provisions of Section 4.02 of this Article FOURTH), and subject further to any other conditions which may be fixed in accordance with the provisions of Section
4.02 of this Article FOURTH, then and not otherwise the holders of Common Stock shall be entitled to receive such dividends as may be declared from time to time by the Board of Directors.

3. After distribution in full of the preferential amount (fixed in accordance with the provisions of Section 4.02 of this Article FOURTH), if any, to be distributed to the holders of Preferred Stock in the event of voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding-up of the Corporation, the holders of the Common Stock shall be entitled to receive all of the remaining assets of the Corporation tangible and intangible of whatever kind, available for distribution to Stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.

4. Except as may otherwise be required by law and subject to the power of the Board of Directors to establish voting rights for the Preferred Stock pursuant to Section 4.02 of this Article FOURTH, each holder of Common Stock shall have one vote in respect of each share of Common Stock held by him or her on all matters voted upon by the Stockholders.

5. Upon the Effective Time (as defined in Section 9.01, below), 1.92868 issued and outstanding shares of Common Stock of the Corporation shall thereupon be combined and converted into one (1) validly issued, fully paid and nonassessable share of Common Stock of the Corporation. No scrip or fractional shares will be issued by reason of such combination and conversion and cash in an amount equal to the fair market value at the time thereof of any such fractional interest as determined by the Board of Directors shall be paid in lieu of any fractional interest.

FIFTH.  BOARD OF DIRECTORS.
        ------------------
Section 5.01.  Number, Election and Terms.
               --------------------------
The number of Directors which shall constitute the whole Board of Directors of the Corporation shall be not less than five and not more than nine. The exact number of Directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors. Upon the effectiveness of this Restated Certificate of Incorporation pursuant to the Delaware General Corporation Law, the Board of Directors of the Corporation shall be divided into three classes, designated Class I, Class II and Class III, which at all times shall be as nearly equal in number as possible, as determined by the Board of Directors. The term of office of the initial Class I Directors shall expire at the Annual Meeting of Stockholders next succeeding the date on which this Restated Certificate of Incorporation becomes effective as provided above, the term of office of the initial Class II Directors shall expire at the Annual Meeting of Stockholders next succeeding the Annual Meeting at which the term of office of the initial Class I Directors expires, and the term of office of the initial Class III Directors shall expire at the Annual Meeting of Stockholders next succeeding the Annual Meeting at which the term of office of the initial Class II Directors expires. The appointment of incumbent Directors to Board of
Director Classes I, II and III at the time of the effectiveness of this Restated Certificate of Incorporation pursuant to the Delaware General Corporation Law shall be by a resolution adopted by a majority of the Stockholders entitled to vote in an election of directors. At each Annual Meeting of Stockholders following such initial classification and election, Directors elected to succeed those whose terms expire at the time of such meeting shall be elected to hold office until the third succeeding Annual Meeting of Stockholders after their election. In the event of any increase in the number of Directors of the Corporation, the additional Directors shall be so classified that all classes of Directors shall be increased equally as nearly as possible, and the additional Directors shall be elected by majority vote of the Directors then in office. Each Director shall hold office until his or her successor is elected and qualified, or until his or her earlier resignation or removal. Election of Directors of the Corporation need not be by written ballot unless the Bylaws so provide. Directors need not be Stockholders.

5.02.  Removal of Directors.
       --------------------
Except as may be provided in any provision of this Restated Certificate of Incorporation authorizing the issuance of any Preferred Stock or as may be provided in any Certificate of Designation authorizing the issuance of any Preferred Stock pursuant to Article FOURTH hereof, any Director, or the entire Board of Directors, may be removed from office only for cause and only by the affirmative vote of the holders of a majority of the voting power of all of the shares of the Corporation entitled to vote for the election of Directors, voting together as a single class. For purposes of this Section 5.02, and except as otherwise provided by law, cause for removal shall be deemed to exist only if:

   (1) the Director whose removal is proposed has been convicted, or where a Director was granted immunity to testify where another has been convicted, of a felony by a court of competent jurisdiction and such conviction is no longer subject to appeal;

   (2) such Director has been adjudicated by a court of competent jurisdiction to be liable for negligence or misconduct, in the performance of his or her duty to the Corporation, in a matter of substantial importance to the Corporation;

   (3) such Director has become mentally incompetent, whether or not so adjudicated, which mental incompetency directly affects his or her ability as a Director of the Corporation;

   (4) such Director becomes disabled and such disability in the opinion of the Board of Directors renders such Director unable to perform his or her duties as provided herein or in the Bylaws;

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
   (5) such Director's actions or failure to act are deemed by the Board of Directors to be in derogation of the Director's duties; or

   (6) such Director is found to be unsuitable to fulfill his or her obligations as a Director of the Corporation by any regulatory agency having jurisdiction over the Corporation.

Section 5.03.  Newly Created Directorships and Vacancies.
               -----------------------------------------
Except as may be provided in any provision of this Certificate of Incorporation authorizing the issuance of any Preferred Stock or as may be provided in any Certificate of Designation authorizing the issuance of any Preferred Stock pursuant to Article FOURTH hereof, the size of the Board of Directors may be increased only by majority vote of the Directors then in office. Newly created directorships resulting from any such increase in the authorized number of Directors and any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by majority vote of the Directors then in office, even though less than a quorum, or by a sole remaining Director, and Directors so chosen shall hold office for a term expiring at the Annual Meeting of Stockholders at which the term of the class or classes to which they have been elected expires.

Section 5.04.  Amendment, Repeal, Etc.
               ----------------------
Notwithstanding anything contained in this Restated Certificate of Incorporation

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
to the contrary, the affirmative vote of the holders of at least
66 2/3% of the shares of the Corporation then entitled to be voted in an election of Directors shall be required to amend or repeal, or to adopt, any provision inconsistent with this Article FIFTH. For purposes of this Section 5.04, shares not voting shall count as votes against any such proposed amendment, repeal or adoption of such inconsistent provision.

Section 5.05.  Preferred Stock Directors.
               -------------------------
The terms upon which any Director elected pursuant to special voting rights of one or more classes or series of Preferred Stock is elected or removed and the voting rights of such Director shall be fixed by the resolution or resolutions adopted pursuant to authority granted under Section 4.02 hereof.

SIXTH:  BOARD AUTHORIZED TO AMEND, ETC. BYLAWS.
        --------------------------------------
In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the Corporation is authorized and empowered to make, alter, amend and repeal the Bylaws of the Corporation in any manner not inconsistent with the laws of the State of Delaware.

SEVENTH:  INDEMNIFICATION; LITIGATION EXPENSES.
          ------------------------------------
The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware as presently in effect or as it may hereafter be amended, indemnify all persons whom it may indemnify pursuant thereto and shall advance expenses of litigation to Directors and
Officers in accordance with the procedures set forth in the Bylaws.

EIGHT:  LIMITATION OF LIABILITY FOR BREACH OF FIDUCIARY DUTY.
        ----------------------------------------------------
To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a Director of this Corporation shall not be liable to the Corporation or its Stockholders for monetary damages for breach of fiduciary duty as a Director.

NINTH:  VOTE REQUIRED FOR CERTAIN BUSINESS COMBINATIONS.
        ------------------------------------------------
Section 9.01. The affirmative vote of the holders of not less than 66 2/3% of the outstanding shares of "Voting Stock" (as hereinafter defined) held by Stockholders other than an "Interested Stockholder" (as hereinafter defined) shall be required for the approval or authorization of any "Business Combination" (as hereinafter defined) of the Corporation with any Interested Stockholder; provided, however, that such 66 2/3% voting requirement shall not be applicable as to Business Combinations with an Interested Stockholder if:

   (1) The Business Combination is solely between the Corporation and another corporation, 100% of the Voting Stock of which is owned directly or indirectly by the Corporation;

   (2) The Business Combination is a merger or consolidation and the cash or fair market value of the property, securities or other consideration to be received per share by holders of Common Stock of the Corporation in the Business Combination is not less than the highest per-share price (with appropriate adjustments for recapitalizations and for stock splits, stock dividends and like distributions), paid by such Interested Stockholder in acquiring any of its holdings of the Corporation's Common Stock; or

   (3) The Business Combination is approved by the "Continuing Directors" (as hereinafter defined).

For the purposes of this Article NINTH:

   (i) The term "Business Combination" shall mean (a) any merger or consolidation of the Corporation or a subsidiary with or into an Interested Stockholder, (b) any sale, lease, exchange, transfer or other disposition to an Interested Stockholder, including without limitation a mortgage or any other security device, of all or any "Substantial Part" (as hereinafter defined) of the assets either of the Corporation (including without limitation any voting securities of a subsidiary) or of a subsidiary, (c) any merger or consolidation of an Interested Stockholder with or into the Corporation or a subsidiary of the Corporation, (d) any sale, lease, exchange, transfer or other disposition of all or any Substantial Part of the assets of an Interested Stockholder to the Corporation or a subsidiary of the Corporation (unless the assets of the Interested Stockholder being sold, exchanged, transferred or disposed of consist solely of securities or debt instruments of the Corporation owned by the Interested Stockholder at the time of adoption of this Article NINTH by the Stockholders and the effectiveness thereof pursuant to the Delaware General Corporation Law),
   (e) the issuance of any securities of the Corporation or a subsidiary of the Corporation to an Interested Stockholder, other than (1) securities issued in consideration of or exchanged for, or issued in conversion of securities or debt instruments held by the Interested Stockholder, (2) an issuance of securities to an Interested Stockholder acting as an underwriter or dealer in an offering of such securities registered under the Securities Act of 1933, as amended, or any successor legislation thereto, or (3) securities issued in connection with distributions of securities to all holders of securities of a class on a PRO RATA basis, (f) any recapitalization that would have the effect of increasing the voting power of an Interested Stockholder, and (g) any agreement, contract or other arrangement providing for any of the transactions described in this definition of Business Combination.

   (ii) The term "Interested Stockholder" shall mean and include any individual, corporation, partnership or other person or entity which, together with its "Affiliates" (as hereinafter defined) and "Associates"
   (as hereinafter defined), "Beneficially Owns" (as defined on June 1, 1991 in Rule 13d-3 promulgated under the Securities Exchange Act of 1934) in the aggregate 5% or more of the outstanding Voting Stock of the Corporation, and any Affiliate or Associate of any such individual, corporation, partnership or other person or entity, except that the term Interested Stockholder does not include any such entity who becomes the beneficial owner in the aggregate of 5% or more of the outstanding Voting Stock of the Corporation as a result of repurchases of Voting Stock by the Corporation; provided, however, that such entity shall be deemed to be an Interested Stockholder when it purchases any additional shares of Voting Stock after becoming an Interested Stockholder as a result of such repurchases by the Corporation.

   (iii) The term "Substantial Part" shall mean more than 20% of the fair market value of the total assets of the corporation in question, as of the end of its most recent fiscal year ending prior to the time the determination is being made.

   (iv) Without limitation, any shares of Common Stock of the Corporation that any Interested Stockholder has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options or otherwise, shall be deemed to be Beneficially Owned by the Interested Stockholder.

   (v) For the purposes of subparagraph (2) of this Section 9.01, the term "other consideration to be received" shall include, without limitation, Common Stock of the

   Corporation retained by its existing public stockholders in the event of a Business Combination in which the Corporation is the surviving corporation.

   (vi) The term "Voting Stock" shall mean all outstanding shares of capital stock of the Corporation or another corporation entitled to vote generally in the election of Directors and each reference to the proportion of shares of Voting Stock shall refer to such proportion of the votes entitled to be cast by such shares.

   (vii) The term "Affiliate" shall mean any person that directly, or indirectly, through one or more intermediaries, "Controls" (as hereinafter defined), or is Controlled by, or is under common Control with, a corporation, person or other entity.

   (viii) The term "Associate" shall mean (a) any corporation or organization (other than the Corporation or a majority-owned subsidiary of the Corporation) of which such corporation, person or other entity is an officer or partner or is, directly or indirectly, the Beneficial Owner of 10% or more of any class of equity securities, (b) any trust or other estate in which such corporation, person or other entity has a substantial beneficial interest or as to which such corporation, person or other entity serves as a trustee or in a similar fiduciary capacity, and (c) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a Director or officer of the Corporation or any of its subsidiaries.

   (ix) The term "Control" (including the terms "Controlling", "Controlled by" and "under common Control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a corporation, person or other entity, whether through the ownership of voting securities, by contract, or otherwise.

   (x) The term "Continuing Director" shall mean, as to any Stockholder who is an Interested Stockholder as of the time of adoption of this Article NINTH by the Stockholders of the Corporation and the effectiveness thereof pursuant to the Delaware General Corporation Law (the "Effective Date"), any Director (other than such Interested Stockholder or an Affiliate, Associate, nominee, or representative of such Interested Stockholder) who is a member of the Board of Directors on the Effective Date or whose initial election as a Director of the Corporation was recommended by the affirmative vote of a majority of the Directors who are not such Interested Stockholder or an Affiliate, Associate, nominee or representative of such Interested Stockholder. The term "Continuing Director" shall mean, as to any Stockholder who becomes an Interested Stockholder after the Effective Date, any Director (other than such Interested Stockholder or an Affiliate, Associate, nominee, or representative of such

   Interested Stockholder) who
   is a member of the Board of Directors immediately prior to the time such Interested Stockholder became an Interested Stockholder or whose initial election as a Director of the Corporation was recommended by the affirmative vote of a majority of the Directors who are not such Interested Stockholder or an Affiliate, Associate, nominee or representative of such Interested Stockholder; provided that, in either such case, such Continuing Director shall have continued in office after first becoming a Continuing Director.

Section 9.02.  Board of Directors May Exercise Discretion.
               -------------------------------------------
Notwithstanding anything contained in this Article NINTH to the contrary, the Continuing Directors may waive the provisions of this Article NINTH and approve a Business Combination by majority vote of the Continuing Directors after evaluating the proposed Business Combination, which evaluation may, but is not required to include consideration of any or all of the following:

   (i) the character, integrity, business philosophy and financial status of an Interested Stockholder and any other party to the proposed Business Combination;

   (ii) the consideration to be received by the Corporation or its Stockholders in connection with the proposed Business Combination, as compared to:

      (a) the current market price or value of the Corporation's properties or securities;

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
      (b) the estimated future value of the Corporation, its properties or securities; and

      (c) such other measures of the value of the Corporation, its properties or securities as the Continuing Directors, in their discretion, may deem appropriate;

   (iii) the projected social, legal and economic effects of the proposed Business Combination upon the Corporation, its employees, suppliers, and customers and the communities in which the Corporation or its subsidiaries do business;

   (iv) the general desirability of the continuance of the Corporation as an independent entity; and

   (v) such other factors as the Continuing Directors may, in their discretion, deem relevant.

Section 9.03.  Board of Directors has Authority to Interpret, Etc.
               -------------------------------------------------
The Board of Directors shall have the power to make any and all determinations provided for in this Article NINTH and to interpret all provisions thereof. All such determinations and interpretations by the Board of Directors shall be final and legally binding.

Section 9.04.  Amendment, Repeal, Etc.
               ----------------------
Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 66 2/3% of the shares of the Corporation then entitled to be voted in an election of Directors shall be required to amend or repeal or to adopt any provision inconsistent with this Article NINTH. For purposes of this Section 9.02, shares not voting shall count as votes against any such proposed amendment, repeal or adoption of such inconsistent provision.

TENTH:  COMPROMISES OR ARRANGEMENTS WITH CREDITORS OR STOCKHOLDERS.
        -----------------------------------------------------------
Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its Stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or Stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware
Code order a meeting of the creditors or class of creditors, and/or of the Stockholders or class of Stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the Stockholders or class of Stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the Stockholders or class of Stockholders, of this Corporation, as the case may be, and also on this Corporation.

ELEVENTH:  STOCKHOLDERS.
           ------------
Section 11.01.  Annual Stockholder Meetings.
                ---------------------------
Annual Meetings of the Stockholders shall be held at such times and upon such notice as may be provided in the Bylaws.

Section 11.02.  Special Stockholder Meetings Called Only by Board of
Directors.      ----------------------------------------------------
- - ----------
Special meetings of the Stockholders of the Corporation may be called only by the Board of Directors, and the power of the Stockholders or any of them to call special meetings of the Stockholders is specifically denied.

Section 11.03.  No Stockholder Action by Written Consent.
                ----------------------------------------
No action required to be taken or which may be taken at any Annual or Special Meeting of the Stockholders of the Corporation may be taken without a meeting, and the power of Stockholders to consent in writing to the taking of any action is specifically denied.

Section 11.04.  Nominations for Director by Stockholders.
                ----------------------------------------
Nominations for the election of Directors at a meeting of the Stockholders may be made by persons other than the Board of Directors only if notice of intent to make such nomination or nominations, including the name or names of the nominees, is given in writing to the Board of Directors at least 60 days prior to the date of such meeting in accordance with the procedures set forth in the Bylaws.

Section 11.05.  Amendment, Repeal, Etc.
                -----------------------
Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 66 2/3% of the shares of the Corporation then entitled to be voted in an election of Directors shall be required to amend or repeal or to adopt any provision inconsistent with this Article ELEVENTH. For purposes of this
Section 11.05, shares not voting shall count as votes against any such proposed amendment, repeal or adoption of such inconsistent provision.

TWELFTH:  RIGHT TO AMEND, ETC.
          -------------------
The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on Stockholders, Directors and Officers are subject to this reserved power.

IN WITNESS WHEREOF, I have executed, signed and acknowledged this Restated Certificate of Incorporation this 20th day of July, 1991.


ATTEST:/s/ Ray Sandy Sutton              /s/ Charles A. Sullivan
       --------------------              -----------------------
       Ray Sandy Sutton                  Charles A. Sullivan
       Secretary                         President

STATE OF KANSAS    )
                   )  ss
COUNTY OF JOHNSON  )

On this 20th day of July, 1991, before me, Linda L. Thompson, a Notary Public in and for the County and State aforesaid, personally appeared Charles A. Sullivan, known to me to be the person who executed the within Restated Certificate of Incorporation, and acknowledged to me that he executed the same for the purposes therein stated.


                                       /s/ Linda L. Thompson
                                       ---------------------
                                           Notary Public


[NOTARIAL SEAL]

              LINDA L. THOMPSON
              My Appt. Exp. 4/21/97



STATE OF KANSAS    )
                   ) ss
COUNTY OF JOHNSON  )

On this 20th day of July, 1991, before me, Linda L. Thompson, a Notary Public in and for the County and State aforesaid, personally appeared Ray Sandy Sutton, known to me to be the person who executed the within Restated Certificate of Incorporation, and acknowledged to me that he executed the same for the purposes therein stated.


                                       /s/ Linda L. Thompson
                                       ---------------------
                                           Notary Public


[NOTARIAL SEAL]

              LINDA L. THOMPSON
              My Appt. Exp. 4/21/97